T

                              FOR IMMEDIATE RELEASE

Company Contact:                                           IR Contact:
Joseph Dwyer                                               Matthew Hayden
AXS-One Inc.                                               Hayden Communications
jdwyer@axsone.com                                          matt@haydenir.com
(201) 935-3400                                             (858) 704-5065

        AXS-ONE ANNOUNCES SALE OF ITS ENTERPRISE FINANCIALS PRODUCT LINE
      Parallax Capital Partners to Purchase Financial Management Solutions

RUTHERFORD, NJ, November 1, 2006 - AXS-One Inc., (AMEX: AXO), a leading provider of high-performance records compliance management software solutions, announced today that it has sold the assets of its Enterprise Financials product line to
Computron Software, LLC (Computron), a subsidiary of Parallax Capital Partners,
LLC (Parallax) of Irvine, California, for $12 million in cash plus future potential consideration if specified license revenue thresholds are exceeded.
Parallax intends to retain all of the AXS-One Enterprise Financials employees and will continue to operate the Enterprise Financials business under the
Computron name.

Customers of the Enterprise Financials business include top companies in the financial services, insurance, health care, life sciences, manufacturing and government sectors. AXS-One, founded in 1978, will continue to operate its records compliance management software business out of its Rutherford, NJ headquarters and its international offices.

Bill Lyons, Chairman and CEO of AXS-One said, "We believe AXS-One's Enterprise
Financials technology and the market opportunity for financial applications has excellent potential. For more than 20 years, AXS-One has been known for developing great technologies including a suite of Enterprise Financials applications. We firmly believe that this divestiture is in the best interests of our shareholders, our customers and our employees. Parallax has the capital and expertise to ensure the necessary resources are in place to maximize the value of the Enterprise Financials applications for customers, partners and employees."

Lyons added, "This action will enable AXS-One to have full focus on its Records
Compliance Management (RCM) products, customers and partners. It is our intention to become the leader in the RCM space and with a strengthened balance sheet, we will be able to compete more effectively and reinforce the confidence of our partners and prospects to insure our long-term success in the RCM segment."

"The Enterprise Financials products are a powerful, comprehensive, and reliable solution that has been meeting the needs of thousands of end user customers worldwide for over 20 years," said James Hale, Managing Partner, Parallax
Capital Partners. "We will work very closely with our customers to continue moving the solutions forward with a commitment to protecting their investments in the Enterprise Financials line. We also

will have a great team of experienced, talented people supporting and improving these solutions on a daily basis."

AXS-One will work closely with Computron to ensure a seamless transition for the
Enterprise Financial customers. The transaction is part of AXS One's strategy to focus on its core RCM product line.

ABOUT PARALLAX:

Parallax Capital Partners, LLC (http://www.parallaxcap.com). Parallax Capital
Partners specializes in acquiring and operating software companies that have proven products and established customer bases. Parallax provides its portfolio companies with experienced management skills as well as cost effective infrastructure support including accounting and finance, sales and marketing, research and development, and human resources expertise. This unique capability has helped the Parallax family of companies succeed worldwide as leading software vendors across such industry sectors as financial services, government, media, telecoms, manufacturing, and engineering.

ABOUT AXS-ONE

AXS-One Inc. (AMEX: AXO) is a leading provider of high-performance Records
Compliance Management solutions. The AXS-One Compliance Platform enables organizations to implement secure, scalable and enforceable policies that address records management for corporate governance, legal discovery and industry regulations such as SEC17a-4, NASD 3010, Sarbanes-Oxley, HIPAA, The
Patriot Act and Gramm-Leach Bliley. AXS-One's award-winning technology has been critically acclaimed as best of class and delivers digital archiving, business process management, electronic document delivery and integrated records disposition and discovery for e-mail, instant messaging, images, SAP and other corporate records. Founded in 1978, and headquartered in Rutherford, NJ, AXS-One has offices worldwide including in the United States, Australia, Singapore,
United Kingdom and South Africa. For further information, visit the AXS-One web site at http://www.axsone.com.

NOTES TO INVESTORS:

Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: our ability to return to profitability; our ability to grow license and service revenue; potential vulnerability to technological obsolescence; the risks that our current and future products may contain errors or defects that would be difficult and costly to detect and correct; potential difficulties in managing growth; dependence on key personnel;
the possible impact of competitive products and pricing; and other risks described in more detail in AXO's most recent Form 10-K and other Securities and
Exchange Commission filings.

All trademarks, registered trademarks, and service marks are the property of their respective owners.